Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT

TO

STALKING HORSE AGREEMENT

This Fourth Amendment to Stalking Horse Agreement (this “Amendment”), is made and entered into as of September 17, 2020 by and among GNC Holdings, Inc., a Delaware corporation (the “Seller”), on behalf of itself and the other Selling Entities, and Harbin Pharmaceutical Group Holding Co., Ltd., a corporation incorporated in the People’s Republic of China (the “Buyer”, together with the Seller and the other Selling Entities, the “Parties” and each, a “Party”), and amends the Stalking Horse Agreement, dated as of August 7, 2020, by and among the Selling Entities and the Buyer, as amended by that certain First Amendment dated as of August 15, 2020, that certain Second Amendment dated as of August 19, 2020 and that certain Third Amendment dated as of September 8, 2020 (collectively, the “Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Parties, in accordance with Section 10.1 of the Agreement, wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Addition of Exhibit G. The Agreement is hereby amended by adding the exhibit attached hereto as Exhibit A as the new Exhibit G to the Agreement.

2.	Amendments to Section 1.1.

(a)     The definition of “Convertible Notes Issuance” is hereby deleted in its entirety and replaced with:

“Notes Issuance” means the issuance by ZT Biopharmaceutical LLC of $20 million in aggregate principal amount of subordinated PIK notes, which shall be on the terms set forth in Exhibit G and otherwise in form and substance reasonably acceptable to the Buyer and the Official Committee of Unsecured Creditors, that shall be available for distribution to the unsecured creditors under a plan of reorganization on terms consistent with the Plan Support Agreement, dated as of September 17, 2020 (the “PSA” and the Plan Amendment Term Sheet (as defined in the PSA)).

(b)    The definition of “Unsecured Creditor Consideration Trigger Event” in hereby deleted in its entirety.

3.

Amendment to Section 3.1(a)(iii). Section 3.1(a)(iii) of the Agreement is hereby amended by deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as follows:

(iii)    ~~only if the Unsecured Creditor Consideration Trigger Event occurs,~~ the ~~Convertible~~ Notes Issuance; and

4.

Amendment to Section 3.1(c). Section 3.1(c) of the Agreement is hereby amended by (x) adding the double-underlined bolded text (indicated textually in the same manner as the following example: double-underlined bolded text) and (y) deleting the bolded text with strikethrough (indicated textually in the same manner as the following example: ~~bolded text with strikethrough~~), as follows:

(c) On the Closing Date, the Buyer shall (i) pay or cause to be paid to GNC Corporation, a Selling Entity and designee of the Seller hereunder (“GNC Corporation”), by wire transfer of immediately available funds to an account or series of accounts designated by the Seller at least three (3) Business Days prior to the Closing, an amount or amounts in cash equal, in the aggregate, to the Cash Purchase Price, ~~and~~ (ii) following the consummation of the transactions contemplated by Section 2.9, cause GNC Newco to issue to GNC Corporation the Second Lien Loans in accordance with Section 3.1(a)(i), and (iii) following the consummation of the transactions contemplated by Section 2.9, cause ZT Biopharmaceutical LLC to effect the Notes Issuance. Immediately following the receipt of the Cash Purchase Price, GNC Corporation hereby agrees to repay in full in cash on the Closing Date all DIP Obligations unless prohibited by the Bankruptcy Court.

5.	Addition of Section 7.21. Article VII of the Agreement is hereby amended by adding a new Section 7.21 immediately after Section 7.20 as follows:

Section 7.21. At the Closing, Buyer shall acquire and/or assume Real Property Leases for no fewer than 1,400 retail stores; provided, however, Buyer shall have no obligation to keep such retail stores open after the Closing Date.

6.

Effect of Amendment. Expect as expressly amended by the foregoing, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, and references to “the date hereof” and “the date of this Agreement” or words of like import shall continue to refer to August 7, 2020.

7.

Counterparts. This Amendment may be executed by facsimile or other electronic signature (including portable document format) and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and which shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile, electronic mail or otherwise) to the other Parties.

8.

Governing Law; Jurisdiction. The terms set forth in each of Section 10.1 (Amendment and Modification), Section 10.3 (Notices), Section 10.4 (Assignment), Section 10.5 (Severability), Section 10.6 (Governing Law), Section 10.9 (Submission to Jurisdiction; WAIVER OF JURY TRIAL), Section 10.12 (Entire Agreement), Section 10.13 (Remedies) and Section 10.17 (Mutual Drafting) of the Agreement are incorporated herein by reference mutatis mutandis as if set forth herein.

[Signature pages follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to the Stalking Horse Agreement to be executed as of the date first written above.

GNC HOLDINGS, INC., on behalf of itself and the other Selling Entities

By:	/s/ Tricia K. Tolivar
Name:	Tricia K. Tolivar
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment to Stalking Horse Agreement]

HARBIN PHARMACEUTICAL GROUP HOLDING CO., LTD.

By:	/s/ Yong Kai Wong
Name:	Yong Kai Wong
Title:	General Manager

[Signature Page to Fourth Amendment to Stalking Horse Agreement]